                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a
Trustee/Director of Oppenheimer AMT-Free Municipals, Oppenheimer AMT-Free New
York Municipals, Oppenheimer Balanced Fund, Oppenheimer California Municipal
Fund, Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets
Fund, Oppenheimer Discovery Fund, Oppenheimer Dividend Growth Fund,
Oppenheimer Emerging Growth Fund, Oppenheimer Emerging Technologies Fund,
Oppenheimer Enterprise Fund, Oppenheimer Global Fund, Oppenheimer Global
Opportunities Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer
Growth Fund, Oppenheimer International Diversified Fund, Oppenheimer
International Growth Fund, Oppenheimer International Large-Cap Core Fund,
Oppenheimer International Small Company Fund, Oppenheimer International Value
Fund, Oppenheimer Limited Term California Municipal Fund, Oppenheimer Money
Market Fund, Inc., Oppenheimer Multi-State Municipal Trust (on behalf of its series Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania
Municipal Fund and Oppenheimer Rochester National Municipals), Oppenheimer
Portfolio Series (on behalf of its series Active Allocation Fund, Aggressive
Investor Fund, Conservative Investor Fund and Moderate Investor Fund),
Oppenheimer Real Estate Fund, Oppenheimer Select Value Fund, Oppenheimer
Series Fund, Inc. (on behalf of its series Oppenheimer Disciplined Allocation
Fund and Oppenheimer Value Fund), Oppenheimer Tremont Market Neutral Fund
LLC, Oppenheimer Tremont Opportunity Fund LLC, OFI Tremont Core Strategies
Hedge Fund, OFI Tremont Market Neutral Hedge Fund, and Oppenheimer U.S.
Government Trust, to sign on my behalf any and all Registration Statements
(including any post-effective amendments to Registration Statements) under the Securities Act of 1933, as amended, and the Investment Company Act of
1940, as amended, and any amendments and supplements thereto, and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 27th day of September, 2005.

/s/Matthew P. Fink                              /s/Kenneth A. Randall
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Mathew P. Fink                            Kenneth A. Randall

/s/Robert G. Galli                              /s/Russell S. Reynolds, Jr.
-------------------------------------           ------------------------------------
Robert G. Galli                           Russell S. Reynolds, Jr.

/s/ Phillip A. Griffiths                              /s/Joseph M. Wikler
----------------------- ------------------            ------------------------------------
Phillip A. Griffiths                      Joseph M. Wikler

/s/Mary F. Miller                         /s/Peter I. Wold
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Mary F. Miller                            Peter I. Wold

/s/Joel W. Motley                         /s/Clayton K. Yeutter
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Joel W. Motley                            Clayton K. Yeutter

Witness: /s/Lisa I. Bloomberg
         ---------------------------------
         Lisa I. Bloomberg, Assistant Secretary